UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 27, 2008

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 27, 2008, Delta Air Lines Inc., (“Delta”) entered into a Transaction Framework Agreement (the “Framework Agreement”) with the Delta Master Executive Council (the “Delta MEC”), the Northwest Master Executive Council (the “Northwest MEC”), and the Air Line Pilots Association, International (“ALPA”).  The Delta MEC is the governing body of the Delta unit of ALPA and the Northwest MEC is the governing body of the Northwest Airlines, Inc. (“NWA”) unit of ALPA.  NWA is a wholly-owned subsidiary of Northwest Airlines Corporation (“Northwest”).

The Framework Agreement addresses, among other things, a new joint collective bargaining agreement (the “new PWA”) that Delta had previously announced and that, subject to ratification by the airline pilots in the service of Delta (the “Delta pilots”) and the airline pilots in the service of NWA (the “Northwest pilots”), will become effective upon consummation of the previously announced merger of Northwest with and into a wholly-owned subsidiary of Delta (the “Merger” resulting in the “Merged Company”), and will govern the terms and conditions of employment of the Merged Company Pilots, who will consist of the Delta pilots and the Northwest pilots employed by the Merged Company.  The Framework Agreement also provides that the Delta MEC, the Northwest MEC and ALPA will adopt and be bound by a Process Agreement relating to the determination of an integrated seniority list for the Merged Company Pilots.  The parties to the Process Agreement may not revise, waive any material right under, or terminate the Process Agreement without the consent of Delta.  Until the closing of the Merger, the Delta pilots and the Northwest pilots will remain separate and, in the case of the Delta pilots, be covered by the existing collective bargaining agreement applicable to the Delta pilots, and, in the case of the Northwest pilots, be covered by the existing collective bargaining agreement applicable to the Northwest pilots.

Subject to the terms and conditions of the Framework Agreement, the Delta MEC and the Northwest MEC have each agreed to (i) recommend that the Delta pilots (in the case of the Delta MEC) and Northwest pilots (in the case of the Northwest MEC) ratify the new PWA and (ii) use their reasonable best efforts to cause a ratification vote by their respective pilots groups within 60 days of the date of the Framework Agreement.

Pursuant to the terms of the Framework Agreement, Delta has agreed to issue shares of its common stock equal to (i) 3.5% of the fully-diluted shares outstanding of Delta (the “Delta Pilot Shares”) to Delta pilots and (ii) 2.38% of the fully-diluted shares outstanding of Delta (the “Northwest Pilot Shares”) to Northwest pilots (each after giving effect to the shares of Delta common stock issued in connection with the Merger), effective on the closing date of the Merger and subject to, among other things, the ratification by each of the Delta pilots and Northwest pilots of the new PWA and approval by the stockholders of Delta of an amendment to the Delta 2007 Performance Compensation Plan to increase the number of shares of Delta common stock issuable under that plan.  If Delta stockholders do not approve the amendment to the Delta 2007 Performance Compensation Plan, either of the Delta MEC or the Northwest MEC may terminate the Framework Agreement.  The Framework Agreement provides for customary registration rights with respect to the Delta Pilot Shares and the Northwest Pilot Shares.

The Transaction Framework Agreement, dated as of April 14, 2008, among Delta, the Delta MEC and ALPA is superseded in all respects by the Framework Agreement, unless and until such time that the Framework Agreement is terminated in accordance with its terms.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,’ “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, Delta's and Northwest’s expectations with respect to the synergies, costs and charges and capitalization, anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict.  Factors that may cause such differences include, but are not limited to, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the airline pricing environment; (2) competitive actions taken by other airlines; (3) general economic conditions; (4) changes in jet fuel prices; (5) actions taken or conditions imposed by the United States and foreign governments; (6) the willingness of customers to travel; (7) difficulties in integrating the operations of the two airlines; (8) the impact of labor relations; and (9) fluctuations in foreign currency exchange rates.  Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions.

Delta cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Delta’s and Northwest’s most recently filed Forms 10-K.  All subsequent written and oral forward-looking statements concerning Delta, Northwest, the merger, the related transactions  or other matters and attributable to Delta or Northwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Delta and Northwest do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this document.

Additional Information

In connection with the proposed merger, Delta has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (File No. 333-151060) that includes a preliminary joint proxy statement of Delta and Northwest that also constitutes a prospectus of Delta.  At the appropriate time, Delta and Northwest will mail the joint proxy statement/prospectus to their stockholders.  Delta and Northwest urge investors and security holders to read the preliminary joint proxy statement/prospectus regarding the proposed merger and the final joint proxy statement/prospectus when it becomes available as well as any amendments and supplements to those documents, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Delta’s website (www.delta.com) under the tab “About Delta” and then under the heading “Investor Relations” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Northwest’s website (www.nwa.com) under the tab “About Northwest” and then under the heading “Investor Relations” and then under the item “SEC Filings and Section 16 Filings.”

Delta, Northwest and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Delta and Northwest stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Delta and Northwest stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Delta’s executive officers and directors in its definitive proxy statement filed with the SEC on April 25, 2008 related to Delta’s 2008 Annual Meeting of Stockholders. You can find information about Northwest’s executive officers and directors in its Amendment to its Annual Report on Form 10-K filed with the SEC on April 29, 2008.  You can obtain free copies of these documents from Delta and Northwest using the contact information above.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Edward H. Bastian
Edward H. Bastian
Date: July 2, 2008		President and Chief Financial Officer